AMENDMENT NUMBER TWO
TO
THE PEP BOYS - MANNY, MOE & JACK
1999 STOCK INCENTIVE PLAN
(Amended and Restated as of May 29, 2001)


WHEREAS, The Pep Boys - Manny, Moe & Jack (the "Company") has previously adopted The Pep Boys - Manny, Moe & Jack 1999 Stock Incentive Plan (as amended, the "Plan");

WHEREAS, the Plan authorizes the Board of Directors (the "Board") to amend the Plan from time to time in such manner as it may deem advisable.

WHEREAS, the Board has approved the amendment of the definition of the term "Non-management Director Option Formula" under the Plan.

NOW , THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows:

        1. The first sentence of Section 3(b)(ii)(A) of the Plan is hereby amended and restated in its entirety to read as follows:

                ""Non-management Director Option Formula" means (1) 2,500
                  Shares; plus (2) an additional 17,500 Shares if such Non-management Director is serving as Chairman of the Board on the date of such grant; plus (3) an additional 5,000 Shares per committee of the Board of Directors on which such Non-management Director serves on the date of such grant; plus (4) an additional 2,500 Shares per committee of the Board of Directors on which such Non-management Director serves as chairman on the date of such grant."

        2. Except as expressly amended hereby, the provisions of the Plan shall remain in full force and effect.

         *     *     *     *

As adopted by the Board on                     THE PEP BOYS - MANNY, MOE & JACK
September 10, 2003.

                                                 By: /s/ Lawrence N. Stevenson
Chief Executive Officer